Patrick Industries, Inc. Completes Acquisition of Taco Metals, LLC ELKHART, IN – November 30, 2020 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Taco Metals, LLC (“Taco”), a leading manufacturer of boating products including rub rail systems, canvas and tower components, sport fishing and outrigger systems, helm chairs and pedestals, and specialty hardware for leading OEMs in the recreational boating industry and the related aftermarket. Taco is headquartered in Miami, Florida, with manufacturing facilities in Tennessee and Florida, and distribution centers in Tennessee, Florida, South Carolina and Massachusetts. The Company projects Taco’s full-year 2020 revenues to be approximately $40 million and expects the acquisition to be immediately accretive to net income per share. “Taco is an innovative, single source solutions provider offering a comprehensive suite of products and accessories with tremendous brand value, a customer first approach, and compelling aftermarket product lines,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “In addition, Taco is a recognized industry leader with a long-standing and diversified customer base, and possesses a full design and engineering support team, global supply chain, and broad manufacturing capabilities. We are excited to partner with Jon, Bill, and Mike Kushner and the entire Taco team in expanding our marine brand and aftermarket platform. Consistent with previous acquisitions, we will support Taco with a financial and operational foundation that will allow it to continue to capitalize on its core competencies while preserving the entrepreneurial spirit and brand that have been so important to its success.” Jon Kushner, President of Taco, said, “After more than 60 years as a family-owned business, my brothers and I are pleased to join the Patrick family to continue the legacy of the Taco brand and broaden our reach and product offerings in the markets we serve. Patrick’s strategic resources and marine industry presence will be an added value toward our ongoing commitment to deliver innovative engineered products that reflect evolving customer preferences for integration, safety, comfort, convenience and technology.” The acquisition of Taco includes the acquisition of working capital and other assets and was funded under the Company’s credit facility. Patrick will continue to operate Taco on a stand-alone basis under its brand name in its existing facilities.

2 About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com / 574.294.7511